UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 11, 2016
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-32989 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)
Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 11, 2016, subsequent to the filing by Yuma Energy, Inc. (the “Company”) of its Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), the Company determined that there were non-cash errors in the Company’s calculation of its income tax provision, its deferred tax liability and goodwill for the years ended December 31, 2015, 2014 and 2013. While the Company’s analysis of required adjustments is currently in process, at present, the Company estimates that the net effect of correcting these non-cash errors will be a cumulative decrease in the Company’s deferred tax liability as of December 31, 2015.

As a result, the Company’s management, the Audit Committee and the Board of Directors determined after consideration of the relevant facts and circumstances, that the Company’s consolidated financial statements as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013 contained within the Company’s 2015 Form 10-K, and the Company’s financial data included in its interim consolidated financial statements set forth in the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2014, and for all subsequent quarters through the quarter ended December 31, 2015, should be restated, and that such financial statements previously filed with the Securities and Exchange Commission (the “SEC”), should no longer be relied upon.

The Company is in the process of preparing restated consolidated financial statements as of December 31, 2015 and 2014, and for the years ended December 31, 2015,  2014 and 2013 (which will include amendments to financial data for the quarters ended March 31, 2014 through December 31, 2015 in the notes to the restated consolidated financial statements), which will be filed with the SEC as soon as possible in an amended 2015 Form 10-K (the “Form 10-K/A”). Based on the information regarding prior periods that the Company intends to include in its Form 10-K/A, the Company does not intend to file amendments to any of its previously filed Annual Reports on Form 10-K, other than the 2015 Form 10-K, or to any of its previously filed Quarterly Reports on Form 10-Q other than in the restated notes to the consolidated financial statements in the Form 10-K/A.

In addition, the Company will file an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Management has evaluated the effect of the restatements on its prior conclusions regarding the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures as of December 31, 2015. In connection therewith, management concluded that the Company did not maintain effective controls over the accuracy and presentation of the accounting for the Company’s income taxes, including income tax provisions and related deferred tax assets and liabilities. In the Form 10-K/A, the Company will amend its disclosures pertaining to its evaluation of such controls and procedures to report a material weakness over the controls and procedures related to the accuracy and presentation of its accounting for income taxes, including the income tax provisions and related deferred tax assets and liabilities and has also concluded that its internal control over financial reporting and its disclosure controls and procedures were not effective as of December 31, 2015. The Company identified both the errors and this material weakness and has taken action to remediate its procedures and controls. Nevertheless, the Company may continue to report the above material weakness while sufficient testing of newly established procedures and controls occurs.

The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a) with the Company’s independent registered public accounting firm, Grant Thornton LLP .

The foregoing reflects the Company’s current views about the restatements, the accounting adjustments, its financial statements, its financial condition and performance and other matters that constitute “forward-looking” statements, as such term is defined by the federal securities laws. This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. These risks and uncertainties include, but are not limited to, the results and effect of the Company’s review of its accounting entries and practices, any potential government inquiry with respect to the restatements, and the accounting adjustments or the Company’s accounting practices, the ability of the Company to file timely its periodic reports, the impact on the Company’s business and the risks identified in the Company’s periodic filings under the Exchange Act. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: May 16, 2016	Title:	President and Chief Executive Officer